AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                             MEDIZONE CANADA LIMITED

                                       AND

                          ONE WORLD ONLINE INCORPORATED



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                                TABLE OF CONTENTS

         1.  Plan of Reorganization...........................................1

         2.  Exchange of Shares...............................................1

         3.  Pre-Closing Events...............................................2

         4.  Exchange of Securities...........................................2

         5.  Other Events Occurring at Closing................................3

         6.  Delivery of Shares...............................................3

         7.  Representations of OWO Stockholders..............................3

         8.  Representations of OWO...........................................4

         9.  Representations of MCL and Hall..................................5

        10.  Closing..........................................................7

        11.  Conditions Precedent to the Obligations of OWO...................7

        12.  Conditions Precedent to the Obligations of MCL ..................9

        13.  Indemnification.................................................10

        14.  Nature and Survival of Representations..........................10

        15.  Documents at Closing............................................10

        16.  Finder's Fees...................................................11

        17.  Miscellaneous...................................................12

Signature Page...............................................................13

Exhibit A - OWO Stockholder Schedule
Exhibit B - Amendment to Articles of Incorporation
Exhibit C - Investment Letter



                                       (i)



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                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this day of June, 1999, by and among Medizone Canada Limited, a Nevada corporation (hereinafter "MCL"); Brenda Hall, the principal shareholder of MCL (hereinafter "Hall"); One World Online Incorporated, a Utah corporation (hereinafter "OWO"), and the owners of all the outstanding shares of common stock of OWO (hereinafter the "OWO Stockholders").

                                    RECITALS:

         WHEREAS, the OWO Stockholders own all of the issued and outstanding common stock of OWO which comprises 9,500,000 shares (the "OWO Common Stock"). MCL desires to acquire the OWO Common Stock solely in exchange for voting common stock of MCL, making OWO a wholly-owned subsidiary of MCL; and

         WHEREAS, the OWO Stockholders (as set forth on the attached Exhibit "A") desire to acquire voting common stock of MCL in exchange for the OWO Common Stock, as more fully set forth herein.

         NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. Plan of Reorganization. It is hereby agreed that all of the OWO Common Stock shall be acquired by MCL in exchange solely for MCL common voting stock (the "MCL Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of OWO shall be acquired by MCL in exchange solely for MCL common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

         2. Exchange of Shares. MCL and OWO Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the OWO Common Stock shall be delivered to MCL in exchange for the MCL Shares, as follows:

         (a) At Closing, MCL shall, subject to the conditions set forth herein, issue an aggregate of 9,500,000 shares of MCL common stock for immediate delivery to the OWO Stockholders in exchange for the MCL Shares.


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         (b) Each OWO  Stockholder  shall  execute  this  Agreement or a written consent to the exchange of their OWO Common Stock for MCL Shares.

         (c) Unless otherwise agreed by MCL and OWO this transaction shall close only in the event MCL is able to acquire at least 80% of the outstanding OWO Common Stock; however, it is the intent of the parties to have MCL acquire all of the OWO Common Stock.

         3. Pre-Closing Events. The Closing is subject to the completion of the following:

         (a) MCL shall have authorized 100,000,000 shares of $.001 par value common stock and 1,000,000 shares of $.001 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors.

         (b) Hall and two other shareholders shall have contributed an aggregate of 6,250,000 shares of MCL Common Stock to MCL for cancellation, leaving 2,750,000 shares issued and outstanding prior to or at Closing.

         (c) MCL shall demonstrate to the reasonable satisfaction of OWO that it has no material assets and no liabilities contingent or fixed other than as described herein.

         4. Exchange of Securities. As of the Closing Date each of the following shall occur:

         (a) All shares of OWO Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for the MCL Shares (up to an aggregate amount of 9,500,000 MCL Shares to be delivered at Closing). All such outstanding shares of OWO Common Stock shall be deemed, after Closing, to be owned by MCL. The holders of such certificates previously evidencing shares of OWO Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of OWO Common Stock except as otherwise provided herein or by law;

         (b) Any shares of OWO Common Stock held in the treasury of OWO immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

         (c) The 2,750,000 shares of MCL common stock previously issued and outstanding prior to the Closing, after giving effect to the cancellation of shares, will remain outstanding.

         5. Other Events Occurring at Closing. At Closing, the following shall be accomplished:

         (a) MCL shall file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Articles of Incorporation to
(i) reflect a name  change to a new name as selected by OWO,  (ii) to change the


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authorized  capitalization of MCL to include 1,000,000 shares of $.001 par value preferred stock, and (iii) adopt a provision limiting the liability of officers and directors, as set forth in the attached Exhibit "B".

         (b) The resignation of the existing MCL officer and director and appointment of new officers and directors as directed by OWO.

         (c) MCL shall have completed or shall complete at Closing the acquisition of I Ventures, Inc., under the terms set forth in its Information Statement (the "Information Statement") dated June 19, 1999.

         (d) MCL shall adopt various stock option programs as outlined in the Information Statement including an Incentive Stock Option Plan (the "Plan") at Closing to include up to 4,000,000 shares of its common stock. The Plan shall include "incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended and other options and similar rights. MCL shall grant options under said plan to employees and others, at Closing, exercisable at $1.00 and $2.00 per share, as designated by OWO subject to the reasonable approval of MCL.

         6. Delivery of Shares. On or as soon as practicable after the Closing Date, OWO will use its best efforts to cause the OWO Stockholders to surrender certificates for cancellation representing their shares of OWO Common Stock, against delivery of certificates representing the MCL Shares for which the shares of OWO Common Stock are to be exchanged at Closing.

          7. Representations of OWO Stockholders. Each OWO Stockholder hereby represents and warrants each only as to its own OWO Common Stock, effective this date and the Closing Date as follows:

         (a) Except as may be set forth in Exhibit "A", the OWO Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date said OWO Stockholder will have good title and the unqualified right to transfer and dispose of such OWO Common Stock.

         (b) Said OWO Stockholder is the sole owner of the issued and outstanding OWO Common Stock as set forth in Exhibit "A";

         (c) Said OWO Stockholder has no present intent to sell or dispose of the MCL Shares and is not under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the MCL Shares.

         8. Representations of OWO. OWO hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

         (a) Except as noted on Exhibit "A", the OWO Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of OWO.

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         (b) OWO has no  outstanding  or  authorized  capital  stock,  warrants, options or convertible securities other than as described in the OWO Financial Statements or in Exhibit "A", attached hereto.

         (c) The audited financial statements as of and for the period ended December 31, 1998, and unaudited financial statements as of and for the period ended March 31, 1999, which have been delivered to MCL (hereinafter referred to as the "OWO Financial Statements") are complete and accurate in all material respects and fairly present the financial condition of OWO as of the date thereof and the results of its operations for the period covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the OWO Financial Statements or notes thereto which are required to be disclosed therein; OWO has no contracts or obligations in the ordinary course of business which constitute liens or other liabilities which materially alter the financial condition of OWO as reflected in the OWO Financial Statements. OWO has good title to all assets shown on the OWO Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The OWO Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

         (d) Since the date of the OWO Financial Statements, there have not been any material adverse changes in the financial position of OWO except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of OWO.

         (e) OWO is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the OWO Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against OWO.

         (f) OWO is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on OWO.

         (g) OWO has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

         (h) OWO has not materially breached any material agreement to which it is a party. OWO has previously given MCL copies or access thereto of all material contracts, commitments and/or agreements to which OWO is a party including all relationships or dealings with related parties or affiliates.

         (i) OWO has no subsidiary corporations except as described in writing to MCL.

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         (j) OWO has made  all  material  corporate  financial  records,  minute books, and other corporate documents and records available for review to present management of MCL prior to the Closing Date, during reasonable business hours and on reasonable notice.

         (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which OWO is a party and has been duly authorized by all appropriate and necessary corporate action under Delaware of other applicable law and OWO, to the extent required, has obtained all necessary approvals or consents required by any agreement to which OWO is a party.

         (l) All disclosure information regarding OWO which is to be set forth in the Information Statement or otherwise delivered to MCL by OWO for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.

         9. Representations of MCL and Hall. MCL, and Hall to the best of her knowledge, hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

         (a) As of the Closing Date, the MCL Shares, to be issued and delivered to the OWO Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of MCL common stock, fully-paid and nonassessable. The total number of MCL Shares outstanding shall be 2,750,000 without giving effect to the shares to be issued as described in the Information Statement. No shares of MCL's preferred stock, $0.001 par value, to be authorized at Closing, shall be outstanding.

         (b) At Closing, all of the issued and outstanding common stock of MCL, including shares issued in the MCL Financing, shall be duly authorized, validly issued, fully-paid and nonassessable and shall have been issued in compliance with all applicable corporate and securities laws.

         (c) MCL has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of MCL. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which MCL is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to MCL or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of MCL.

         (d) MCL has delivered to OWO a true and complete copy of its audited financial statements for the years ended December 31, 1996, 1997, and 1998, and unaudited financial statements for the period ended March 31, 1999, (the "MCL Financial Statements"). The MCL Financial Statements are complete, accurate in


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all material  respects and fairly  present the financial  condition of MCL as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The MCL Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto).

         (e) Since March 31, 1999, there have not been any material adverse changes in the financial condition of MCL except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing, all accounts payable and other liabilities of MCL shall be paid and satisfied in full and MCL shall have no liabilities either contingent or fixed.

         (f) Neither Hall nor MCL is a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the MCL Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Hall, threatened or contemplated against or affecting MCL, its management or its properties or Hall.

         (g) MCL is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

         (h) MCL has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on MCL, and has paid or made adequate provision in the MCL Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. MCL is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

         (i) There are no existing options, calls, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of MCL, except as contemplated in this Agreement.

         (j) The corporate financial records, minute books, and other documents and records of MCL have been made available to OWO prior to the Closing and shall be delivered to new management of MCL at Closing.

         (k) MCL has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that MCL has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof


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will not violate any  provisions of applicable law or any agreement to which MCL is subject. MCL hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to OWO all relationships or dealings with related parties or affiliates.

         (l) MCL common stock is currently approved for quotation on the OTC Bulletin Board under the symbol "MZNCD" and there are no stop orders in effect with respect thereto and MCL has made all filings currently required to maintain its listing.

         (m) All information regarding MCL which has been provided to OWO or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. MCL and Hall specifically disclaim any responsibility regarding disclosures as to OWO, its business or its financial condition.

         10. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to take place on or about June 29, 1999, but no later than June 30, 1999, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the MCL Shares are issued in exchange for the OWO Common Stock.

         11. Conditions Precedent to the Obligations of OWO. All obligations of OWO under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

         (a) The representations and warranties by or on behalf of Hall and MCL contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

         (b) MCL shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

         (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of MCL, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

         (d) On or before the Closing Date, MCL shall have delivered to OWO certified copies of resolutions of the board of directors and shareholders of MCL approving and authorizing the execution, delivery and performance of this


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Agreement and  authorizing  all of the necessary and proper action to enable MCL to comply with the terms of this Agreement including the election of OWO's nominees to the Board of Directors of MCL and all matters outlined herein.

         (e) The Acquisition shall be permitted by applicable law and MCL shall have sufficient shares of its capital stock authorized to complete the Acquisition.

         (f) At Closing, the existing sole officer and director of MCL shall have resigned in writing from all positions as director and officer of MCL effective upon the election and appointment of the OWO nominees.

         (g) At the Closing,  all instruments and documents delivered to OWO and
OWO  Stockholders   pursuant  to  the  provisions  hereof  shall  be  reasonably satisfactory to legal counsel for OWO.

         (h) The shares of restricted MCL capital stock to be issued to OWO Stockholders at Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

         (i) OWO and OWO Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

         (j) OWO shall have received all necessary and required approvals and consents from required parties and its shareholders.

         (k) MCL shall have completed the IVI Acquisition.

         (l) At the Closing, MCL shall have delivered to OWO an opinion of its counsel dated as of the Closing to the effect that:

                  (i) MCL is a corporation duly organized,  validly existing and
         in  good  standing   under  the  laws  of  the   jurisdiction   of  its
         incorporation;

                  (ii) This Agreement has been duly authorized, executed and delivered by MCL and is a valid and binding obligation of MCL enforceable in accordance with its terms;

                  (iii) MCL through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement;

                  (iv) The documents executed and delivered by MCL to OWO and OWO Stockholders hereunder are valid and binding in accordance with their terms and vest in OWO Stockholders, as the case may be, all right, title and interest in and to the MCL Shares to be issued pursuant to the terms hereof, and the MCL Shares when issued will be duly and validly issued, fully-paid and nonassessable;

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                  (v)  MCL has the  corporate  power  to  execute,  deliver  and perform under this Agreement;

                  (vi) Legal counsel for MCL is not aware of any liabilities, claims or lawsuits involving MCL;

         12. Conditions Precedent to the Obligations of MCL. All obligations of MCL under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) The representations and warranties by OWO and OWO Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

         (b) OWO shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

         (c) OWO shall deliver on behalf of the OWO Stockholders a consent form and a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the MCL Shares are being acquired for investment purposes.

         (d) OWO shall deliver an opinion of its legal counsel to the effect that:

                  (i) OWO is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on OWO;

                  (ii) This Agreement has been duly authorized, executed and delivered by OWO.

                  (iii) The documents executed and delivered by OWO and OWO Stockholders to MCL hereunder are valid and binding in accordance with their terms and vest in MCL all right, title and interest in and to the OWO Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

         13. Indemnification. For a period of one year from the Closing, MCL and Hall agree to jointly and severally indemnify and hold harmless OWO, and OWO agrees to indemnify and hold harmless MCL, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any


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misrepresentations  made by an  indemnifying  party to an indemnified  party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

         14. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         15. Documents at Closing. At the Closing, the following documents shall be delivered:

         (a) OWO will deliver, or will cause to be delivered, to MCL the following:

                  (i) a certificate executed by the President and Secretary of OWO to the effect that all representations and warranties made by OWO under this Agreement are true and correct as of the Closing, the same as though originally given to MCL on said date;

                  (ii) a certificate from the jurisdiction of incorporation of OWO dated at or about the Closing to the effect that OWO is in good standing under the laws of said jurisdiction;

                  (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each OWO Stockholder;

                  (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                  (v)   certified   copies  of   resolutions   adopted   by  the
         shareholders and directors of OWO authorizing this transaction; and

                  (vi) all other items, the delivery of which is a condition precedent to the obligations of MCL as set forth herein.

                  (vii) the legal opinion required by Section 12(d) hereof.

         (b) MCL will deliver or cause to be delivered to OWO:

                  (i) stock certificates representing the MCL Shares to be issued as a part of the stock exchange as described herein;

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




                  (ii) a certificate of the President of MCL, to the effect that all representations and warranties of MCL made under this Agreement are true and correct as of the Closing, the same as though originally given to OWO on said date;

                  (iii) certified copies of resolutions adopted by MCL's board of directors and MCL's Stockholders authorizing the Acquisition and all related matters described herein;

                  (iv) certificate from the jurisdiction of incorporation of MCL dated at or about the Closing Date that MCL is in good standing under the laws of said state;

                  (v) opinion of MCL's counsel as described in Section 11(l) above;

                  (vi) resignation of the existing officer and director of MCL;

                  (vii)  all corporate and financial records of MCL; and

                  (viii) all other items, the delivery of which is a condition precedent to the obligations of OWO, as set forth in Section 12 hereof.

         16. Finder's Fees. MCL represents and warrants to OWO, and OWO represents and warrants to MCL that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby other than arrangements, if any, disclosed to OWO by MCL to compensate any person who introduced the parties, which obligation shall be the sole responsibility of MCL. In this regard, MCL, on the one hand, and OWO on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability other than as disclosed herein.

         17.  Miscellaneous.

         (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

         (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

         (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

         (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         (j) Time. Time is of the essence.

         (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                     MEDIZONE CANADA LIMITED


                                      By:/s/ Brenda Hall
                                         ---------------------------------
                                      Brenda Hall, President and Secretary


                                      /s/ Brenda Hall
                                      ------------------------------------
                                      Brenda Hall, individually

                          ONE WORLD ONLINE INCORPORATED


By:/s/ David N. Nemelka                        By:/s/ Wayne Holbrook
   ----------------------------                   ---------------------------
   Secretary                                      President






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                                       13

                                   EXHIBIT "A"

                     To Agreement and Plan of Reorganization

                            List of OWO Stockholders
                            ------------------------

                                                         MCL Shares to be
Name                                                     Issued at Closing
----                                                     -----------------

                                   EXHIBIT "B"


                     To Agreement and Plan of Reorganization

                 Form of Amendment to Articles of Incorporation
                 ----------------------------------------------



                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                             MEDIZONE CANADA LIMITED

         Pursuant  to  the   applicable   provisions  of  the  Nevada   Business
Corporations Act, Medizone Canada Limited (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The present name of the Corporation is Medizone Canada Limited.

         SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

         (1) The Article entitled ARTICLE I - NAME, is amended to read as follows:
                                ARTICLE I - NAME

         The name of the corporation shall be: One World Oneline.com, Inc.

         (2) The Article entitled ARTICLE IV - STOCK, is amended to read as follows:

                               ARTICLE IV - STOCK

         Common. The aggregate number of common shares which this Corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

         Preferred. The Corporation shall be authorized to issue 1,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

         (3) Article XII is hereby added and shall read as follows:

         ARTICLE XII - ELIMINATION OF LIABILITY OF OFFICERS AND DIRECTORS

         No officer or director of the Corporation shall have any liability to the Corporation or its shareholders for damages for breach of fiduciary duty as an officer of director except as an officer or director except as specifically provided for under NRS78.037(1), and as it may be amended from time to time.

         FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 9,000,000.

         FIFTH: The number of shares voted for such amendments was _________ ( %) and no shares were voted against such amendment.

         DATED this 29 day of June, 1999.

                                            MEDIZONE CANADA LIMITED


                                            By:/s/ Brenda Hall
                                               -------------------------------
                                            Brenda Hall, President/Secretary



                                  VERIFICATION
                                  ------------

STATE OF UTAH                               )
                                      : ss.
COUNTY OF SALT LAKE                         )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Medizone Canada Limited, that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.

                                                       /s/ Brenda Hall
                                                       --------------------
                                                       Brenda Hall

STATE OF UTAH                       )
                                : ss.
COUNTY OF SALT LAKE                 )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Medizone Canada Limited, a Nevada corporation, and signed the foregoing Articles of Amendment as her own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

         IN WITNESS WHEREOF, I have set my hand and seal this day of June, 1999.


                                                       -------------------
                                                       NOTARY PUBLIC

Notary Seal:

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
                                   EXHIBIT "C"


                     To Agreement and Plan of Reorganization

                            Form of Investment Letter
                            -------------------------

                                INVESTMENT LETTER

     TO THE BOARD OF DIRECTORS OF MEDIZONE CANADA LIMITED (to become ONE WORLD ONLINE COM, INC.) ("Corporation")

     a. The undersigned hereby represents to the Corporation, that (1) the shares of the Corporation's common stock (the "Securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof; (2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) he is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

     b. The undersigned acknowledges that he has been afforded access to disclosure documents and information regarding the Corporation as requested by the undersigned.

     c. The undersigned further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being purchased. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he has requested for the purpose of verifying the information set forth in the documents referred to above.

     d. The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     e. The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

     f. The Company is the only person which may register its Securities under the Act and it currently is not contemplating registering any of its Securities. Furthermore, the Company has not made any representations, warranties or covenants to the undersigned regarding registration of the Securities or compliance with any exemption under the Act.

      g. By reason of my knowledge and experience in financial and business matters in general, and investments in particular, I am capable of evaluating the merits and risks of an investment by me in the Securities.

      h. I am capable of bearing the economic risks of an investment in the Securities. I fully understand the speculative nature of the Securities.

      j. My present financial condition is such that I am under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

      j. Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

         The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

      k. The undersigned further agrees that the Corporation shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Corporation has informed the undersigned of its intention to issue such instructions.

      l. The undersigned hereby affirms that the undersigned is an accredited investor, in that the Subscriber qualifies as at least one of the following (check boxes that apply):

                  |_| A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;

                  |_| A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

                  |_|      An entity or trust  which  meets  the  definition  of
                           accredited   investor   contained   in  Rule  501  of
                           Regulation D.

       m. The undersigned agrees that no public sale under Rule 144 or otherwise, assignment or hypothecation or other disposition of the Securities shall be made for a period of two years from the date of original payment for the shares being surrendered in exchange for the Securities, without the prior written consent of the Company. The certificate(s) shall bear an appropriate legend reflecting the lock-up.

                                                      Very truly yours,





                                                      Date: June 29, 1999



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